EXHIBIT 99.1

MIAMI GARDENS SQUARE ONE, INC. AND
STELLAR MANAGEMENT CORPORATION

COMBINED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2007 and
Year Ended December 31, 2006

Table of Contents

Report of Independent Registered Public Accounting Firm	1

Audited Combined Financial Statements:

Combined Balance Sheets	2

Combined Statements of Income	3

Combined Statements of Changes in Stockholders’ Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Miami Gardens Square One, Inc. and Stellar Management Corporation

We have audited the accompanying combined balance sheets of Miami Gardens Square One, Inc. and Stellar Management Corporation as of September 30, 2007 and December 31, 2006, and the related combined statements of income, changes in stockholders’ equity, and cash flows for the nine months ended September 30, 2007 and the year ended December 31, 2006.  These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Miami Gardens Square One, Inc. and Stellar Management Corporation as of September 30, 2007 and December 31, 2006, and the combined results of their operations and their cash flows for the nine months ended September 30, 2007 and the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP
Dallas, Texas
February 11, 2008

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION

COMBINED BALANCE SHEETS

	September 30,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$673,971	$403,366
Accounts receivable, trade	319,650	218,571
Inventories	328,728	287,731
Prepaid expenses	43,012	43,507
Total current assets	1,365,361	953,175

Property and equipment, net	4,312,888	4,808,237

Other assets -- deposits	96,085	63,465
Total assets	$5,774,334	$5,824,877

Liabilities and Stockholders’Equity
Current liabilities:
Accounts payable and accrued liabilities	$325,306	$341,036
Notes payable, related party	2,105,000	3,905,000
Notes payable	447,918	1,094,459
Total current liabilities	2,878,224	5,340,495

Commitments and contingencies	-	-

Stockholders’equity:
Common stock, $.01 par value, 4,000 shares authorized, 2,050 shares issued	20	20
Additional paid-in capital	2,366,023	2,366,023
Retained earnings(accumulated deficit)	530,067	(1,881,661)
Total stockholders’equity	2,896,110	484,382

Total liabilities and stockholders’equity	$5,774,334	$5,824,877

See accompanying notes to combined financial statements.

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION

COMBINED STATEMENTS OF INCOME

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2007	2006

Revenues:
Sales of alcoholic beverages	$12,441,539	$13,275,533
Service revenues	1,232,040	998,950
Other	308,951	339,535
	13,982,530	14,614,018

Operating expenses:
Cost of goods sold	1,840,317	2,276,989
Salaries and wages	1,756,808	2,098,442
Other general and administrative:
Taxes and permits	1,178,611	1,482,305
Charge card fees	186,932	400,726
Rent	684,668	675,008
Advertising and marketing	271,358	464,931
Depreciation	495,349	629,601
Other	2,422,978	3,074,684
	8,837,021	11,102,686

Income from operations	5,145,509	3,511,332

Other income	34,000	58,216
Interest expense	(327,748)	(559,866)

Net income	$4,851,761	$3,009,682

See accompanying notes to combined financial statements.

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND YEAR ENDED DECEMBER 31, 2006

	Common Stock		Additional	Retained Earnings	Total Stockholders'
	Number of Shares	Amount	Paid-in Capital	(Accumulated Deficit)	Equity (Deficit)

Balance at December 31, 2005	2,050	$20	$1,500,280	$(1,697,030)	$(196,730)

Stockholder contributions	-	-	865,743	-	865,743
Stockholder distributions	-	-	-	(3,194,313)	(3,194,313)
Net income	-	-	-	3,009,682	3,009,682

Balance at December 31, 2006	2,050	20	2,366,023	(1,881,661)	484,382

Stockholder distributions	-	-	-	(2,440,033)	(2,440,033)
Net income	-	-	-	4,851,761	4,851,761

Balance at September 30, 2007	2,050	$20	$2,366,023	$530,067	$2,896,110

See accompanying notes to combined financial statements.

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2007	2006
Operating Activities
Net income	$4,851,761	$3,009,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	495,349	629,601
Changes in operating assets and liabilities:
Accounts receivable	(101,079)	(218,571)
Inventories	(40,997)	(235,503)
Prepaid expenses and other assets	(32,125)	(13,119)
Accounts payable and accrued liabilities	(15,730)	163,469
Net cash provided by operating activities	5,157,179	3,335,559

Investing Activities
Purchases of property and equipment	-	(378,137)

Financing Activities
Bank overdraft	-	(47,745)
Proceeds from debt	40,000	2,210,000
Payments on debt	(2,486,541)	(2,387,741)
Stockholder contributions	-	865,743
Stockholder distributions	(2,440,033)	(3,194,313)
Net cash used in financing activities	(4,886,574)	(2,554,056)

Net increase in cash and cash equivalents	270,605	403,366
Cash and cash equivalents at beginning of year	403,366	-

Cash and cash equivalents at end of year	$673,971	$403,366

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$347,895	$536,584

See accompanying notes to combined financial statements.

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION
Notes to Combined Financial Statements
September 30, 2007 and December 31, 2006

A.	Nature of Business

Miami Gardens Square One, Inc. and Stellar Management Corporation were incorporated in the state of Florida in 2003.  The Companies have common ownership and currently own and operate a nightclub that offers live adult entertainment.  The nightclub and corporate office are located in Miami Gardens, Florida.  The companies are collectively referred to herein as “the Company”.

B.	Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Principles of Combination

The combined financial statements include the accounts of Miami Gardens Square One, Inc. and Stellar Management Corporation. Significant intercompany accounts and transactions have been eliminated in combination.

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes.  Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  At September 30, 2007 and December 31, 2006, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).  At September 30, 2007 and December 31, 2006, the uninsured portion of these deposits approximated $386,000 and $371,000, respectively.  The Company has not incurred any losses related to its cash on deposit with financial institutions.

Accounts Receivable

Accounts receivable, trade is comprised of credit card charges, which are generally converted to cash in two to five days after a purchase is made.  The Company recognizes allowances for doubtful accounts when, based on management judgment, circumstances indicate that accounts receivable will not be collected.  There was no allowance for doubtful accounts as of September 30, 2007 and December 31, 2006.

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION
Notes to Combined Financial Statements
 (Continued)

B.	Summary of Significant Accounting Policies - continued

Inventories

Inventories include non-alcoholic beverages, bar supplies, and Company merchandise. Inventories are carried at the lower of average cost, which approximates actual cost determined on a first-in, first-out (“FIFO”) basis, or market.

Property and Equipment

Property and equipment are stated at cost. Provisions for depreciation and amortization are made using straight-line rates over the estimated useful lives of the related assets and the shorter of useful lives or terms of the applicable leases for leasehold improvements. Furniture, equipment and leasehold improvements have estimated useful lives between three and eight and one-half years. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying combined statement of income of the respective period.

Revenue Recognition

The Company recognizes revenue from the sale of alcoholic beverages, food and merchandise, and services at the point-of-sale upon receipt of cash, check, or credit card charge.

Advertising and Marketing

Advertising and marketing expenses are primarily comprised of costs related to public advertisements and giveaways, which are used for promotional purposes.  Advertising and marketing expenses are expensed as incurred and are included in operating expenses in the accompanying combined statements of income.

Income Taxes

The Company is an S-Corporation for federal income tax purposes and the Company is taxed similar to a partnership, whereby income taxes are the responsibility of the individual shareholders.  Therefore, no provision for income taxes is made in the accompanying combined financial statements.

Fair Value of Financial Instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to combined financial statements when the fair value is different than the carrying value of these financial instruments.  The estimated fair value of accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments.  The carrying value of the Company’s notes payable also approximates fair value since these instruments bear market rates of interest.  None of these instruments are held for trading purposes.

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION
Notes to Combined Financial Statements
 (Continued)

C.	Property and Equipment

Property and equipment consisted of the following:

	September 30,	December 31,
	2007	2006

Leasehold improvements	$4,693,511	$4,693,511
Equipment, furniture and fixtures	744,327	744,327
	5,437,838	5,437,838
Less accumulated depreciation and amortization	(1,124,950)	(629,601)

	$4,312,888	$4 ,808,237

D.	Notes Payable, Related Party

Notes payable, related party consisted of notes payable to individuals, including a Company stockholder, interest payable monthly at rates from 12%-13%, collateralized by certain real property owned by a stockholder and guaranteed by the Company’s two stockholders, principal due in May 2008.  These notes were all paid off subsequent to September 30, 2007; therefore, all debt is shown as current.

E.	Notes Payable

Following is a summary of notes payable as of September 30, 2007 and December 31, 2006.  These notes were all paid off subsequent to September 30, 2007; therefore, all debt is shown as current.

	September 30,	December 31,
	2007	2006
$1,300,000 credit facility with a bank, interest at prime plus 1.5% but not less than 10%, principal payable $27,083 monthly plus accrued interest, matures in June 2009, collateralized by certain real property owned by a Company stockholder and guaranteed by the Company’s two stockholders	$322,918	$769,459
Unsecured notes payable to individuals, interest payable monthly atrates from 8%-13%, maturing at various dates from January 2007 to August 2008	125,000	325,000
Total	$447,918	$1,094,459

MIAMI GARDENS SQUARE ONE, INC. AND STELLAR MANAGEMENT CORPORATION
Notes to Combined Financial Statements
 (Continued)

F.	Commitments and Contingencies

Leases

The Company leases a building and corporate office space under operating leases, of which rent expense was approximately $684,668 and $675,008 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Future minimum annual lease obligations as of September 30, 2007, approximate the following:

Years ended September 30:
2008	$851,268
2009	851,268
2010	851,268
2011	851,268
2012	851,268
Thereafter	1,489,719
Total future minimum lease obligations	$5,746,059

Litigation

The Company can be subjected to certain routine legal matters in the ordinary course of business.  The Company does not believe that the ultimate resolution of the matters will have a material impact on the Company's financial position or results of operations.

G.	Stockholders’ Equity

Following is a summary of the common stock of the Company:

	Par Value	Number of Shares Authorized	Number of Shares Issued
Miami Gardens Square One, Inc.	$.01	2,000	2,000
Stellar Management Corporation	$.01	2,000	50

H.  Subsequent Events

The Company paid off all its notes payable subsequent to September 30, 2007.

Effective November 30, 2007, the Company was acquired by Rick’s Cabaret International, Inc., which operates live adult entertainment nightclubs. Rick’s Cabaret International, Inc. is a publicly traded company.